Exhibit 10.23

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), is entered into as of August 18, 2018 (the “Effective Date”), by and between Powerbridge Technologies Co., Ltd., a company incorporated and existing under the laws of the Cayman Islands (the “Company”), and Tianfei Feng, an individual (the “Executive”). The term “Company” as used herein with respect to all obligations of the Executive hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the “Group”).

RECITALS

The Company desires to employ the Executive as its Chief Research and Development Officer and to assure itself of the services of the Executive during the term of Employment (as defined below).

The Executive desires to be employed by the Company as its Chief Research and Development Officer during the term of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.       POSITION

The Executive hereby accepts a position of Chief Research and Development Officer of the Company (the “Employment”).

2.       TERM

Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be one (1) year, commencing on the Effective Date, unless terminated earlier pursuant to the terms of this Agreement. The Employment will be renewed automatically for additional 3-month terms if neither the Company nor the Executive provides a 30-day prior written notice of termination of the Employment to the other party, or otherwise proposes to re-negotiate the terms of the Employment with the other party within 30 days prior to the expiration of the applicable term, or unless the Employment is terminated earlier pursuant to the terms of this Agreement.

3.       PROBATION

No probationary period.

4.       DUTIES AND RESPONSIBILITIES

The Executive’s duties at the Company will include all jobs assigned by the Company’s Board of Directors (the “Board”) and/or the Chief Executive Officer of the Company.

The Executive shall devote all of his/her working time, attention and skills to the performance of his/her duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, Certificate of Incorporation and the Memorandum and Articles of Association of the Company (the “Articles of Association”), as amended and restated from time to time (collectively, the “Charter Documents”), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

The Executive shall use his/her best efforts to perform his/her duties hereunder. The Executive shall not, without the prior written consent of the Board, become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be concerned or interested in any business or entity that engages in the same business in which the Company engages (any such business or entity, a “Competitor”), provided that nothing in this clause shall preclude the Executive from holding any shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere if such shares or securities represent less than 5% of the competitors outstanding shares and securities. The Executive shall notify the Company in writing of his/her interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

5.       NO BREACH OF CONTRACT

The Executive hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound, except for agreements that are required to be entered into by and between the Executive and any member of the Group pursuant to applicable law of the jurisdiction where the Executive is based, if any; (ii) that the Executive has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Executive entering into this Agreement or carrying out his/her duties hereunder; (iii) that the Executive is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

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6. LOCATION

The Executive will be based in Beijing, the People’s Republic of China, until both parties hereto agree to change otherwise. The Executive acknowledges that he/she may be required to travel from time to time in the course of performing his/her duties for the Company.

7. COMPENSATION AND BENEFITS

(a)	Compensation. The Executive’s cash compensation (inclusive of the statutory welfare reserves that the Company is required to set aside for the Executive under applicable law) shall be provided by the Company in a separate schedule A attached herein (“Schedule A”) or as specified in a separate agreement between the executive and the company’s designated subsidiary or affiliated entity, subject to annual review and adjustment by the Company or the compensation committee of the Board. The cash compensation may be paid by the Company, a subsidiary or affiliated entity or a combination thereof, as designated by the Company from time to time.

(b)	Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Executive will be eligible to participate in such plan pursuant to the terms thereof.

(c)	Benefits. The Executive is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

8. TERMINATION OF THE AGREEMENT

(a)	By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if the Executive (1) commits any serious or persistent breach or non-observance of the terms and conditions of your employment; (2) is convicted of a criminal offence other than one which in the opinion of the Board does not affect the executive’s position as an employee of the Company, bearing in mind the nature of your duties and the capacity in which the executive is employed; (3) willfully disobeys a lawful and reasonable order; (4) misconducts himself/herself and such conduct being inconsistent with the due and faithful discharge of the Executive’s material duties; (5) is guilty of fraud or dishonesty; or (6) is habitually neglectful in his/her duties. The Company may terminate the Employment without cause at any time with a 30-day prior written notice to the Executive or by payment of one (1) month salary in lieu of notice.

(b)	By the Executive. The Executive may terminate the Employment at any time with a 30-day prior written notice to the Company or by payment of one (1) month’s salary in lieu of notice. In addition, the Executive may resign prior to the expiration of the Agreement if such resignation or an alternative arrangement with respect to the Employment is approved by the Board.

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(c)	Notice of Termination. Any termination of the Executive’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

9. CONFIDENTIALITY AND NONDISCLOSURE

(a)	Confidentiality and Non-disclosure. The Executive hereby agrees at all times during the term of his/her employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Executive understands that “Confidential Information” means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Executive called or with whom the Executive became acquainted during the term of his/her employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, licensors, licensees, distributors and other persons with whom the Group does business, information regarding the skills and compensation of other employees of the Group or other business information disclosed to the Executive by or obtained by the Executive from the Group, its affiliates, or their clients, customers or partners either directly or indirectly in writing, orally or by drawings or observation of parts or equipment, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of the Executive.

(b)	Company Property. The Executive understands that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with his/her work or using the facilities of the Group are property of the Group and subject to inspection by the Group, at any time. Upon termination of the Executive’s employment with the Company (or at any other time when requested by the Company), the Executive will promptly deliver to the Company all documents and materials of any nature pertaining to his/her work with the Company and will provide written certification of his compliance with this Agreement. Under no circumstances will the Executive have, following his/her termination, in his/her possession any property of the Group, or any documents or materials or copies thereof containing any Confidential Information.

(c)	Former Employer Information. The Executive agrees that he has not and will not, during the term of his/her employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement or duty to keep in confidence information acquired by Executive, if any, or (ii) bring into the premises of the Group any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Executive will indemnify the Group and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

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(d)	Third Party Information. The Executive recognizes that the Group may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Group and such third parties, during the Executive’s employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Group’s agreement with such third party.

This Section 9 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.       CONFLICTING EMPLOYMENT

The Executive hereby agrees that, during the term of his/her employment with the Company, he or she will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of the Executive’s employment, nor will the Executive engage in any other activities that conflict with his/her obligations to the Company without the prior written consent of the Company.

11.       NON-COMPETITION AND NON-SOLICITATION

In consideration of the compensation and benefits granted to the Executive by the Company and subject to applicable law, the Executive agrees that during the term of the Employment and for a period of two (2) years following the termination of the Employment for whatever reason:

(a)	The Executive will not approach clients, customers or contacts of the Company or other persons or entities introduced to the Executive in the Executive’s capacity as a representative of the Company for the purposes of doing business with such persons or entities which will harm the business relationship between the Company and such persons and/or entities;

(b)	The Executive will not assume employment with or provide services as a director or otherwise for any Competitor, or engage, whether as principal, partner, licensor or otherwise, in any Competitor; and

(c)	The Executive will not seek, directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at or after the date of such termination, or in the year preceding such termination.

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The provisions contained in this Section 11 are considered reasonable by the Executive and the Company. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

This Section 11 shall survive the termination of this Agreement for any reason. In the event the Executive breaches this Section 11, the Executive acknowledges that there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate). In any event, the Company shall have right to seek all remedies permissible under applicable law.

12.       WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

13.       NOTIFICATION OF NEW EMPLOYER

In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to his/her new employer about his/her rights and obligations under this Agreement.

14.       ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

15.       SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

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16.       ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Executive and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, other than any such agreement under any employment agreement entered into with a subsidiary of the Company at the request of the Company to the extent such agreement does not conflict with any of the provisions herein. The Executive acknowledges that he/she has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Executive and the Company.

17.       REPRESENTATIONS

The Executive hereby agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive hereby represents that the Executive’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to his/her employment by the Company. The Executive has not entered into, and hereby agrees that he/she will not enter into, any oral or written agreement in conflict with this Section 19. The Executive represents that the Executive will consult his/her own consultants for tax advice and is not relying on the Company for any tax advice with respect to this Agreement or any provisions hereunder.

18.       GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.       ARBITRATION

All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of New York, without regard to principles of conflict of laws. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section.

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20.       WAIVER OF JURY TRIAL

EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

21.       AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

22.       WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

23.       NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

24.       COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

25. NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms. The Executive agrees and acknowledges that he/she has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has ample opportunity to do so.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Powerbridge Technologies Co., Ltd.

By:	/s/ Ban Lor
Name:	Ban Lor
Title:	Chairman of the Board, President and Chief Executive Officer

Executive

Signature:	/s/ Tianfei Feng
Name:	Tianfei Feng

[Signature Page to Employment Agreement]

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Schedule A

Annual compensation is RMB 480,000.00.

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